UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 24, 2006

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

  Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 24, 2006, Cree, Inc. (the “Company”), Sumitomo Corporation (“Sumitomo”) and Sumitomo Corporation of America entered into a letter agreement (the “Letter Agreement”) amending the Amended and Restated Distributorship Agreement dated May 25, 2005 (the “Amended and Restated Agreement”). Pursuant to the Amended and Restated Agreement, Sumitomo is the Company’s strategic partner and the exclusive distributor of its light emitting diode (“LED”) chip and wafer products in Japan and a non-exclusive distributor of such products in certain other Asian countries through the Company’s fiscal year ending June 2007. The Letter Agreement amends the Amended and Restated Agreement to include Sumitomo’s commitment to purchase $180 million of the Company’s LED chip and wafer products during the Company’s fiscal year ending June 2007, subject to end-customer demand and other terms and conditions.

The foregoing discussion is only a summary of the amended terms and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit

10.1
Letter Agreement, dated May 24, 2006, between the Company, Sumitomo Corporation and Sumitomo Corporation of America (asterisks located within the exhibit denote information that has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chairman, Chief Executive Officer and President

Date: May 31, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Letter Agreement, dated May 24, 2006, between the Company, Sumitomo Corporation and Sumitomo Corporation of America (asterisks located within the exhibit denote information that has been deleted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)